EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into effective as of October 30, 1998, by and between LASERSIGHT INCORPORATED, a Delaware corporation (the "Company"), and MICHAEL R. FARRIS, an individual residing in the State of Florida (the "Executive").

                                    RECITALS

         WHEREAS, the Executive is the President and Chief Executive Officer of the Company; and

         WHEREAS, the Company desires to retain the Executive as President and Chief Executive Officer of the Company upon the terms and conditions hereafter set forth.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Employment of the Executive. Subject to the terms and conditions of this Agreement, the Company hereby employs the Executive, and the Executive hereby accepts such employment and agrees to perform the services specified herein.

         2. Duties. The Executive shall hold the titles of and serve as President and Chief Executive Officer of the Company. The Executive shall report to and be subject to the direction of the Board of Directors of the Company. During the term of his employment hereunder, the Executive shall:

                  (a) Perform those duties assigned to him from time to time by the Board of Directors of the Company, provided, however, that such duties shall be reasonably related to the positions held by the Executive pursuant hereto;

                  (b) Devote his full time and first priority business efforts to the Company's business, provided that nothing herein shall prohibit the Executive from spending reasonable amounts of time for personal affairs, including, without limitation, managing his personal investments; and

                  (c) Carry out Company policies and directives in a manner that will promote and develop the Company's best interests.

         3. Base Salary. In consideration of Executive satisfying his obligation under this Agreement Executive will receive a base salary (the "Base Salary") which will be calculated at an annual rate of Two Hundred Fifty Thousand Dollars ($250,000), provided that on January 1, 1999 and on each anniversary of such date during the term of this Agreement the Base Salary then in effect will be increased (on a cumulative basis) by five percent (5%). The Base Salary shall be payable in equal installments in accordance with the Company's customary mode of salary payments for senior executives of the Company (but not less than monthly) and shall be subject to the Company's standard withholdings for applicable taxes and benefit contributions.

         4.       Additional Compensation.

                  (a) On an annual basis Executive will be eligible to receive a cash bonus (the "Performance Bonus") in an aggregate amount of up to twenty-five percent (25%) of the Base Salary for the relevant year if Executive (or the Company, as appropriate) meets all or a portion of the specific objectives (the "Performance Objectives") which (i) are established by the Company's Executive Compensation and Stock Option Committee (the "Committee"), and (ii) are communicated in writing to Executive. Prior to the expiration of the thirty (30) day period immediately following the date on which Executive presents the Company's budget for the next succeeding year to the Board of Directors of the Company, the Committee shall notify Executive in writing of the Performance Objectives which relate to the next succeeding year. The Committee shall award all or the relevant portion of the Performance Bonus on an annual basis within sixty (60) days after the end of the relevant year. The payment of the Performance Bonus shall be subject to the Company's standard withholdings for applicable taxes and benefit contributions, as applicable.

                  (b) In addition to the Performance Bonus, on an annual basis Executive will be eligible to receive a cash bonus (the "Additional Bonus") in an aggregate amount of twenty percent (20%) of the Base Salary for the relevant year if all or a portion of certain events or goals identified from time to time by the Committee (the "Additional Objectives") occur or are achieved. On or before February 15 of each year during the term of this Agreement, or on any other earlier date as may be determined appropriate by the Committee, the Committee shall review the Additional Objectives for the relevant year and determine if Executive should receive the Additional Bonus. The payment of the
         Additional Bonus shall be subject to the Company's standard withholdings for applicable taxes and benefit contributions, as applicable.

                  (c) To the extent that (i) the Internal Revenue Service or any similar state or local taxing authority takes the position that any compensation or benefits, of any kind, provided to Executive pursuant to this Agreement are "golden parachute payments," "excess parachute payments" or any similar, excess, parachute-like compensation, and (ii) to the extent that such taxing authority also takes the position that any compensation or benefits, of any kind, provided to Executive pursuant to this Agreement result in Executive being responsible for the payment of any excise tax described in Internal Revenue Code Sections 4999 or 280G, or any similar federal, state or local statute, rule or regulation, and (iii) to the extent that Executive ultimately pays such excise tax, then the Company will pay Executive a "grossed up" sum which, after reduction for any appropriate withholdings, will equal the amount of such excise tax paid by Executive.

         5.       Stock Options.

                  (a) Immediately upon execution of this Agreement Executive will be granted options to purchase 341,250 shares of the Company's common stock at an option price per share equal to the Fair Market Value per share, as defined in the Company's Amended and Restated 1996 Equity Incentive Plan (the "1996 Equity Incentive Plan"), on the date of grant which shall be the effective date of this Agreement (the "Stock Options"). The Stock Options shall be granted to Employee pursuant to all terms and conditions of the 1996 Equity Incentive Plan and the Award Agreement attached hereto as Exhibit A, and incorporated herein by this reference. The Stock Options shall vest as follows: (i) the option to purchase 100,000 shares shall vest on January 1, 1999,
         (ii) the option to purchase 111,250 shares shall vest on January 1, 2000, (iii) the option to purchase 111,250 shares shall vest on January 1, 2001, and (iv) the option to purchase 18,750 shares shall vest on January 1, 2002.

                  (b) If this Agreement is terminated for Cause (as defined in Section 11), then the options granted by this Section which have not previously vested will terminate and be of no further force and effect and Executive will have ninety (90) days after the date of such termination to exercise any options which had previously vested. If the options previously vested are not exercised on or before the ninetieth
         (90th) day following the date of termination, then such options will terminate and be of no further force and effect.

                  (c) If this Agreement is terminated without Cause, then the options granted by this Section which have not previously vested will terminate and be of no further force and effect and Executive will have twelve (12) months after the date of such termination to exercise any options which had previously vested. If the options previously vested are not exercised on or before twelve (12) months following the date of termination, then such options will terminate and be of no further force and effect.

                  (d) If in  connection  with a Change of Control (as defined in
         Section 11) Executive terminates his employment hereunder for Good Reason, the Stock Options and the Contingent Stock Options (as defined herein), to the extent granted, will immediately vest and be exercisable upon the date of such termination of employment; provided, however, if Executive does not terminate his employment hereunder for Good Reason in connection with a Change of Control, the Stock Options, and the Contingent Stock Options, to the extent granted, will vest in accordance with Section 5(a) and Section 5(f) as applicable.

                  (e) If not sooner exercised or terminated pursuant to the terms of this Agreement or the 1996 Equity Incentive Plan, the Stock Options shall terminate on December 31, 2006.

                  (f) If during the term of this Agreement the Company amends the 1996 Equity Incentive Plan such that at least 58,750 additional shares of the Company's common stock will become available for issuance under the 1996 Equity Incentive Plan, then as of the date of such amendment to the 1996 Equity Incentive Plan Executive shall be granted options to purchase up to an additional 58,750 shares of the Company's common stock (the "Contingent Stock Options"). If issued, the Contingent Stock Options shall have an option price per share equal to the Fair Market Value per share on the date of grant, shall vest on January 1, 2002 and shall expire on December 31, 2006, unless earlier exercised.

         6. Fringe Benefits. During the term of his employment hereunder, the Executive shall be entitled to all fringe benefits and perquisites which the Company from time to time makes available to other senior executives of the Company, on such terms and levels as are at least commensurate with those provided to such other senior executives, including, without limitation, those benefits and perquisites set forth on Exhibit B hereto.

         7. Expenses. The Company shall pay all of Executive's reasonable costs and expenses, including, but not limited to, travel, lodging and meals, incurred in connection with the performance of his duties hereunder, consistent with the reimbursement guidelines established and implemented from time to time by the Company.

         8.       Terms of Employment; Severance.

                  (a) The term of this Agreement shall begin on the date hereof and shall continue until January 1, 2002, unless sooner terminated as provided in this Section 8. Unless either party shall give notice of intent not to renew this Agreement to the other party at least sixty
         (60) days prior to January 1, 2002, the term of this Agreement shall, on such anniversary date, be automatically extended for a term of three
         (3) years.

                  (b) Notwithstanding the foregoing, the Executive's employment hereunder may be terminated by the Company at any time for Cause upon not less than seven (7) days' prior written notice to the Executive. Such notice must specify the nature of the Cause, the manner in which it can be cured (as reasonably determined by the Company), if any, and the effective date of termination if not cured.

                  (c) Notwithstanding the foregoing, the Executive's employment hereunder shall terminate in the event of his death or Disability (as defined in Section 11).

                  (d) Notwithstanding the foregoing, the Executive's employment hereunder may be terminated by the Executive at any time for Good Reason (as defined in Section 11) upon prior written notice to the Company specifying therein the grounds for termination and the effective date of termination.

                  (e)  In  addition  to  all  other  rights  of  Executive   and
         obligations of the Company described herein which arise or continue upon termination of Executive's employment, the following shall apply:

                           (i) Upon  termination of the  Executive's  employment
                  hereunder for any reason whatsoever, the Company shall pay to the Executive all salary, benefits, bonuses and other
                  Compensation (as defined in Section 11) (including reimbursements) earned through the effective date of termination.

                           (ii) If the Executive's employment hereunder is terminated by the Company without Cause, the Executive shall be entitled to receive, in addition to all other damages and remedies available to him at law or in equity, the Base Salary and health insurance coverage for Executive and his family through the later of (i) the remaining term of this Agreement, or (ii) the end of the twelve (12) month period immediately following the effective date of his termination. If the Executive's employment is terminated by the Company without Cause, then all salary owed to the Executive shall be paid over the relevant period of time in accordance with the Company's normal payroll practices.

                           (iii) If the Executive's employment hereunder is terminated by the Company with Cause, the Executive shall be entitled to receive, in addition to all other damages and remedies available to him at law or in equity, a lump sum severance payment payable within ten (10) business days of such termination in an amount equal to the Base Salary for one week for each year that Executive has been employed by the Company or a Subsidiary.

                           (iv) If the Executive's employment hereunder is terminated by the Executive for Good Reason, or for any reason within the twelve (12) months immediately after a Change of Control, the Executive shall be entitled to receive, in addition to all other damages and remedies available to him at law or in equity, the Base Salary and health insurance coverage for Executive and his family through the later of (i) the remaining term of this Agreement, or (ii) the end of the twelve (12) month period immediately following the effective date of his termination. If the Executive's employment is terminated by the Executive for Good Reason, or for any reason within twelve (12) months after a Change of Control, then all salary owed to the Executive, shall, at the Executive's option, be payable in lump sum within ten (10) business days of the Executive's written demand therefore.

         9.       Restriction Against Competition.

                  (a) In consideration of the Compensation to be received hereunder, the Executive agrees that while he is employed by the Company pursuant to this Agreement, and during (A) the two (2) year period following the effective date of termination of this Agreement by the Company for Cause or Disability or by the Executive without Good Reason, or (B) the one (1) year period following the effective date of termination of this Agreement by the Company without Cause or by the Executive for Good Reason, the Executive shall not, directly or indirectly, as a stockholder, partner, officer, director, agent, consultant, employee, or otherwise:

                           (i) engage in any  business  that  competes  with the
                  business of the Company ("Company" defined in Sections 9, 10 and 11(b) herein to mean all Subsidiaries, Affiliates, divisions, successors, and assigns of the Company and any of their Subsidiaries or Affiliates) anywhere the Company is conducting its business, except that with respect to the one-year or two-year period, as applicable, following termination of this Agreement, such restriction shall apply only to locations where the Company is conducting business or actively serving customers or soliciting business on the effective date of termination of this Agreement; provided, however, that the foregoing shall not prohibit the Executive's ownership of up to five percent (5%) of the outstanding shares of capital stock of any corporation whose securities are publicly traded on a national or regional stock exchange;

                           (ii) purposefully interfere or attempt to interfere with any of the Company's contracts (regardless of whether these contracts are in writing or verbal) or business relationships or advantages existing and in effect as of the effective date of termination of this Agreement;

                           (iii) solicit for employment, either directly or indirectly, for himself or for another, any of the technical or professional employees who are or were employed by the Company during the one-year or two-year period, as applicable, following the termination of this Agreement;

                           (iv) purposefully interfere with the business relationship of or solicit the business or orders of (a) a customer of the Company, except that with respect to the one-year or two-year period, as applicable, following the effective date of termination of this Agreement, such restriction shall apply only to such customers existing on the effective date of termination of this Agreement, or within sixty (60) days prior thereto, or (b) a prospective or potential customer of the Company, except that with respect to the one-year or two-year period, as applicable, following the effective date of termination of this Agreement, such restriction shall apply only to prospective or potential customers (1) to whom the Company has submitted a formal quotation within the sixty (60) days prior to the effective date of termination of this Agreement, or (2) that have been previously listed or identified by the Company as a business prospect at any time during the six (6) months preceding the effective date of termination.

                  (b) The parties agree that if the Executive commits or threatens to commit a breach of the covenants of this Section 8, the Company shall have the right to seek and obtain all appropriate injunctive and other equitable remedies therefor, in addition to any other rights and remedies that may be available at law, it being acknowledged and agreed that any such breach would cause irreparable injury to the parties and that money damages would not provide an adequate remedy therefor.

         10. Protection of Confidential Information and Trade Secrets of the Company.

                  (a) Confidentiality. During the term of this Agreement and for a period of five (5) years after any termination or expiration thereof, the Executive agrees that he will not use for himself or others or divulge or convey to others any secret or confidential information, knowledge or data of the Company obtained by the Executive during his employment with the Company. Such information, knowledge or data includes but is not limited to secret or confidential matters: (i) of a technical nature such as, but not limited to, methods, know-how, formulae, compositions, processes, discoveries, machines, inventions, intellectual property, computer programs and similar items or research projects; (ii) of a business nature such as, but not limited to, information about the cost, purchasing, profits, markets, sales or customers; and (iii) pertaining to future developments such as, but not limited to, research and development, future marketing or merchandising plans and future expansion plans. The term "secret or confidential information, knowledge or data" shall not be deemed to include information that is published, information that is generally known throughout the industry, or which generally is available to the industry without restriction through no fault of the Executive.

                  (b) Injunctive Relief. The Executive agrees that the Company's remedies at law for any breach or threat of breach by him of the provisions of paragraph (a) of this Section 10 will be inadequate, and that the Company shall be entitled to an injunction or injunctions to prevent breaches of the provisions of paragraph (a) of this Section 10 and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which the Company may be entitled at law or equity.

                  (c) Return of Documents and Other Property. Upon the termination of the Executive's employment with the Company, or at any time upon the request of the Company, the Executive shall deliver to the Company (i) all documents and materials containing secret or confidential information, knowledge or data relating to the Company's business and affairs, and (ii) all documents, materials and other property belonging to the Company, which in either case are in the possession or under the control of the Executive.

         11. Certain Defined Terms. For purposes of this Agreement, the following definitions shall apply:

                  (a) "Affiliate" shall mean with respect to any Person, (i) any
         Person   which   directly,   or   indirectly   through   one  or   more
         intermediaries, controls, or is controlled by, or is under common control with, such Person or (ii) any Person who is a director or executive officer (A) of such Person, (B) of any Subsidiary of such Person, or (C) of any Person described in the foregoing clause (i). For purposes of this definition, "control" of a Person shall mean the power, direct or indirect, (i) to vote or direct the voting of more than 20% of the outstanding voting securities of such Person, or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  (b)      "Cause" shall mean any of the following:

                           (i) The Executive's conviction of or plea of no contest to any crime involving moral turpitude, the theft or willful destruction of money or other property of the Company or his conviction of or plea of no contest to any felony crime;

                           (ii)  The   Executive's   inability  to  perform  his
                  responsibilities due to his abuse or misuse of alcohol or prescribed drugs or any use of illegal drugs;

                           (iii)   The   Executive's    commission   of   theft,
                  embezzlement or fraud against the Company;

                           (iv)  The  Executive   has   willfully   damaged  the
                  Company's property, business reputation, or good will; or

                           (v) The Executive's incompetence,  deliberate neglect
                  of duty, or material breach of this Agreement that is not cured within thirty (30) days after Executive is notified of such incompetence, neglect or breach.

The term "Cause" shall not mean the Executive's bad judgment or negligence, any act or omission believed by the Executive to have been in or not opposed to the best interests of the Company, any act or omission lacking the intent of the Executive to gain a profit to which he is not legally entitled, or any other matter not specifically described in clauses (i) through (v) above.

                  (c) "Change in Control" shall mean any one or more of the following:

                           (i) the acquisition or holding by any person,  entity
                  or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "1934 Act"), other than by the Company or any employee benefit plan of the Company, or beneficial ownership (within the meaning of Securities and Exchange Commission ("SEC") Rule 13d-3 under the 1934 Act) of 25% or more of the Company's then outstanding common stock; provided, however, that no Change of Control shall occur solely by reason of any such acquisition by a corporation with respect to which, after such acquisition more than 60% of the then-outstanding common shares of such corporation are then beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the Company's common stock immediately before such acquisition in substantially the same proportions as their respective ownership, immediately before such acquisition, of the Company's then-outstanding common stock; or

                           (ii) individuals who, as of the date of this Agreement constitute the Company's Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Company's Board of Directors; provided that any individual who becomes a director after the date of this Agreement whose election or nomination for election by the stockholders of the Company was approved by at least a majority of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in SEC Rule 14a-11 under the 1934 Act) relating to the election of the directors of the Company) shall be deemed to be a member of the Incumbent Board; or

                           (iii) approval by the  stockholders of the Company of
                  (A) a merger, reorganization or consolidation ("Transaction") with respect to which persons who were the respective beneficial owners of the Company's common stock immediately before the Transaction do not, immediately thereafter, beneficially own, directly or indirectly, more than 60% of the then-outstanding common shares of the corporation resulting from the Transaction, (B) a liquidation or dissolution of the Company or (C) the sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred if Executive is, by agreement or understanding (written or otherwise), a participant on his own behalf in a transaction which causes the Change of Control to occur.

                  (d) "Compensation" shall mean, with respect to any Person, all payments and accruals, if any, commonly considered to be compensation, including, without limitation, all wages, salary, deferred payment arrangements, bonus payments and accruals, profit sharing arrangements, payments in respect of equity options or phantom equity options or similar arrangements, equity appreciation rights or similar rights, incentive payments, pension or employment benefit contributions or similar payments, made to or accrued for the account of such Person or otherwise for the direct or indirect benefit of such Person, plus auto benefits provided to such Person, if any.

                  (e) "Disability" shall mean the inability, by reason of illness or other incapacity, of the Executive substantially to perform the duties of his then regular employment with the Company, which inability continues for at least ninety (90) consecutive days, or for shorter periods aggregating one hundred twenty (120) days during any consecutive twelve-month period.

                  (f)      "Good Reason" shall mean:

                           (i) any  material  breach or default  by the  Company
                  (and failure to cure within any applicable grace or cure period) of any material obligation of this Agreement;

                           (ii)  any  material   change  in  the  duties  to  be
                  performed  or  titles  to be  held by the  Executive  pursuant hereto either (A) within the twelve (12) month period immediately after a Change in Control, or (B) without the Executive's prior written consent, which consent may be withheld for any reason or for no reason;

                           (iii) any change in the  metropolitan  area where the
                  Executive is required to perform the duties set forth herein which occurs either (A) within the twelve (12) month period immediately after a Change in Control, or (B) without the Executive's consent; which consent may be withheld for any reason or for no reason; or

                           (iv)  any  material   reduction  in  the  Executive's
                  salary, benefits, bonuses or other Compensation pursuant to this Agreement, unless similar reductions are also made to the salary, benefits, bonuses or other compensation, as applicable, payable to other executive officers of the Company and such reductions are made for justifiable business reasons.

                  (g) "Person" shall mean an individual or a corporation, association, partnership, joint venture, organization, business, individual, trust, or any other entity or organization, including a government or any subdivision or agency thereof.

                  (h) "Subsidiary" shall mean as to any Person a corporation, partnership or other entity of which 25% or more of the outstanding shares of voting stock or other equity ownership are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person and shall include any such entity which becomes a Subsidiary of such Person after the date hereof. Consolidated Subsidiary shall mean any Subsidiary of which 51% or more of the outstanding shares or voting stock or other equity ownership are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person and shall include any such entity which becomes a Subsidiary of such Person after the date hereof.

         12. Payments. Except as specifically provided herein, all amounts payable pursuant to this Agreement shall be paid without reduction regardless of any amounts of salary, compensation or other amounts which may be paid or payable to the Executive from any source or which the Executive could have obtained upon seeking other employment; provided that the Company shall be permitted to make all payments pursuant to this Agreement net of any legally required tax withholdings. The Executive shall not be required to seek other employment, and there shall be no offset to amounts due hereunder as a result of any salary, compensation or other amounts the Executive may be paid from other sources.

         13. Expenses. In the event of any litigation between the parties relating to this Agreement and their rights hereunder, the prevailing party shall be entitled to recover all litigation costs and reasonable attorneys' fees and expenses from the non-prevailing party.

         14. Entire Agreement. This Agreement comprises the entire agreement between the parties hereto and as of the date of this contract, supersedes, cancels and annuls any and all prior agreements between the parties hereto with respect to the Executive's employment by the Company.

         15. Severability. If all or any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Agreement not declared to be unlawful or invalid. Any portion so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such portion to the fullest extent possible while remaining lawful and valid.

         16. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective heirs, successors, assigns and personal representatives. The Company may assign this Agreement to any successor or assignee to its business without the written consent of the Executive. The Executive may not assign, pledge, or encumber his interest in this Agreement, or any part thereof, without the written consent of the Company; provided, however, that Executive may, without the Company's prior consent, assign his rights to payment hereunder.

         17. Notices. Any notice required or permitted pursuant to the provisions of this Agreement shall be deemed to have been properly given if in writing and when received by certified or registered United States mail, postage prepaid, by overnight courier, telecopy or when personally delivered, addressed as follows:

                  If to the Company:

                           LaserSight Incorporated
                           3300 University Boulevard
                           Suite 140
                           Orlando, Florida  32792
                           Attn:  Chairman of the Board
                           Fax No.: (407) 678-9981

                  If to the Executive:

                           Michael R. Farris
                           6540 Metro West Boulevard
                           #301
                           Orlando, Florida  32825
                           Fax No.: (407) 578-5642

Each party shall be entitled to specify a different address for the receipt of subsequent notices by giving written notice thereof to the other party in accordance with this Section. Telecopy notices must be followed up with the original by certified mail, postmarked within one (1) business day of the date of the telecopy.

         18. Amendments and Waivers. Any provision of this Agreement may be amended or waived only with the prior written consent of the Company and the Executive. No failure or delay on the part of either party to this Agreement in the exercise of any power or right, and no course of dealing between the parties hereto, shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude any further or other exercise thereof or the exercise of any other power or right. The remedies provided for herein are cumulative and not exclusive of any remedies which may be available to either party at law or in equity. Any waiver of any provision of this Agreement, and any consent to any departure by either party from the terms of any provision hereof, shall be effective only in the specific instance and for the specific purpose for which given. Nothing contained in this Agreement and no action or waiver by any party hereto shall be construed to permit any violation of any other provision of this Agreement or any other document or operate as a waiver by such party of any of his or its rights under any other provision of this Agreement or any other document.

         19. Controlling Law. This Agreement shall be construed in accordance with the laws of the State of Florida, except for its choice of law provisions. The parties do hereby irrevocably submit themselves to the personal jurisdiction of the United States Federal Court for the Middle District of Florida and do hereby irrevocably agree to service of such Court's process on them.

         20. Headings. Section headings herein are for convenience only and shall not affect the meaning or interpretation of the contents hereof.

         21. Counterparts. This Agreement may be executed in counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Executive has executed this Agreement, all as of the first day and year written above.


                                       LASERSIGHT INCORPORATED




                                       By:     /s/Francis E. O'Donnell, Jr.
                                          --------------------------------------
                                               Francis E. O'Donnell, Jr., M.D.
                                               Chairman of the Board


                                       "EXECUTIVE"


                                               /s/Michael R. Farris
                                        ----------------------------------------
                                                Michael R. Farris